UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

BLUE EARTH, INC. f/k/a
Genesis Fluid Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148346	98-0531496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 263-1808

____________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Form 8-K for January 22, 2010, is being filed by Blue Earth, Inc. (the “Company”) f/k/a Genesis Fluid Solutions Holdings, Inc. (“Genesis”) to report that the Company and its legal and accounting representatives have exhausted all possible avenues and were unable to obtain required Exhibit 16.1, a letter from its previous accounting firm, Davis Accounting Group, P.C. in response to the disclosures made by the Company in Amendment No. 1 to this Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2011.  Amendment No. 1 to this Form 8-K reported certain information disclosed to the Company by the SEC concerning the former auditors of the Company.

The financial statements of Genesis for the fiscal year ended December 31, 2008 and  included in the Company’s Forms 10-K for the fiscal years ended December 31, 2008 and 2009 and included in the Company’s Form 8-K/A dated October 30, 2009 and filed on November 16, 2009 were audited by Davis Accounting Group P.C.

The audit report was issued by Davis Accounting Group, P.C. from Cedar City, Utah and was dated January 15, 2009.  The license of Mr. Edwin Reese Davis, Jr. and his firm, Davis Accounting Group, P.C., lapsed on September 30, 2008 and were formally revoked as of November 4, 2010 by the Utah Division of Occupational & Professional Licensing (“DOPL”).  You can find a copy of the order at https://secure.utah.gov/llv/search/detail.html?license_id=3599263.

As Davis Accounting Group, P.C. was not licensed when it issued its audit reports on the Company’s financial statements, we may not include its audit report in our filings with the Commission.

The Company has amended its Forms 10-K for the fiscal years ended December 31, 2008 and 2009, as well as our Form 8-K dated October 30, 2009 to remove the audit report of Davis Accounting Group, P.C. and has labeled the columns of the financial statements as “Not Audited.”

Item 4.01. Change in Registrant’s Certifying Accountant.

On January 22, 2010, the board of directors of the Company approved the dismissal of Davis Accounting Group P.C. (“Davis”) as the Company’s independent registered public accounting firm. Davis’ dismissal was effective immediately.

During the fiscal years ended December 31, 2008 and 2007, Davis’ reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except, Davis’ audit report for the years ended December 31, 2008 and 2007 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended December 31, 2008 and 2007 and the subsequent period through January 22, 2010, (i) there were no disagreements between the Company and Davis on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Davis, would have caused Davis to make reference to the matter in its reports on the Company’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On January 26, 2010, the Company provided Davis with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Davis furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated January 28, 2010, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On January 22, 2010, the Company engaged Salberg & Company, P.A. (“Salberg”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2009. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on January 22, 2010.

During the years ended December 31, 2008 and 2007 and the subsequent interim period through January 22, 2010, the Company did not consult with Salberg regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or an event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K. reimbursement

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Davis Accounting Group P.C. dated January 28, 2010

16.1	Letter from Davis Accounting Group P.C. concerning amendment no. 1 (2)
_______________________________
(1)	Incorporated by reference from the Form 8-K filed on January 28, 2010.
(2)	The Company exhausted all avenues to obtain this exhibit and was unable to obtain same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2011

BLUE EARTH, INC.
By:	/s/ John R. Thomas
	Name:	Johnny R. Thomas
	Title:	Chief Executive Officer